Exhibit 99.1

Mexico:	Rogelio Hernandez Vega, 011-52-55-91-78-56-51, jhernandezvega@kcsms.com.mx

U.S.:	C. Doniele Carlson, 816-983-1372, dcarlson@kcsouthern.com

Kansas City Southern Statement Regarding

Mexican Economic Competition Commission Preliminary Report on Effective Competition

In the Market for Interconnection Services

Kansas City, Mo., March 16 2017. Kansas City Southern (KCS) (NYSE: KSU) announced today that yesterday the Mexican Economic Competition Commission (Commission) published in the Mexican Official Gazette of the Federation an abstract of its preliminary report (Preliminary Report) on effective competition in the market for interconnection services, trackage and switching rights used to provide railway freight public services in the rail freight industry in Mexico (Relevant Market).

In the abstract of its Preliminary Report, the Commission concludes that conditions of effective competition are lacking in the market of trackage rights in the rail networks operated by Kansas City Southern de Mexico, S.A. de C.V. (KCSM), Ferrocarril Mexicano, S.A. de C.V., Ferrosur, S.A. de C.V. and Ferrocarril and Terminal del Valle de México, S.A. de C.V., an entity partially owned by KCSM.

KCSM respectfully disagrees with the Commission’s reasoning and preliminary conclusions, and will exercise its rights within the next 20 business days to file evidence and arguments to support its position, as provided in the Mexican Federal Economic Competition Statute. After the end of the aforementioned 20 business-day period, the Commission has an additional term of up to 110 business days to issue a final report in connection with effective competition conditions in the Relevant Market.

No remedy, sanction, penalty or other alteration of the rights of KCSM is imposed by the Preliminary Report. Any such action could only be considered subsequent to the issuance of a final report by the Commission and then only separately by the Regulatory Agency of Railway Transportation (Railway Regulatory Agency or Agency) at the SCT.

As such, the preliminary conclusions have no impact on KCSM’s current business and operations.

In the event that in its final report the Commission confirms its preliminary conclusions, the Railway Regulatory Agency of the SCT would have authority to consider specific remedies, which could include, among others, imposition of limited mandatory trackage rights on KCSM and other concessionaries, for specific commodities, routes or segments thereof, in addition to the mandatory trackage rights already provided in their corresponding concession titles. The Agency may also impose the service conditions and rates for these limited mandatory trackage rights. Before any such action, however, the Agency must first evaluate the evidence and arguments offered by the applicable concessionaires.

Should the Commission’s final report affirm the preliminary conclusions and the Railway Regulatory Agency consider specific remedies for such findings, KCSM will exercise all of its rights under its concession and the law to ensure that any actions considered by the Agency are workable and consistent with KCSM’s rights under law and under its concession.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements to reflect future events or developments.

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